EXHIBIT 99.1

Press contact:	Financial contact:
Tim Powers	Stacey Fitzgerald
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6021
tpowers@rsasecurity.com	investor@rsasecurity.com

RSA Security Announces Second Quarter Results

Company Reports 12% Revenue Growth and Earnings Per Share of $0.05;
Second Quarter Results and Third Quarter and Full Year Guidance to be Discussed on
Conference Call Today at 4:30 p.m. E.D.T.

BEDFORD, Mass., July 17, 2003 — RSA Security Inc. (NASDAQ: RSAS), the most trusted name in e-security®, today reported financial results for the second quarter ended June 30, 2003.

Revenue for the second quarter of 2003 increased 12% to $63.4 million, compared with $56.5 million for the second quarter of 2002. Net income for the second quarter of 2003 was $3.2 million, or $0.05 per diluted share, compared with a net loss of $25.0 million, or ($0.44) per share, for the same period in 2002. Second-quarter net loss for the prior year included $22.7 million in restructuring expenses, a $2.5 million expense for the amortization of intangibles, an $11.0 million loss from investing activities and a $17.9 million benefit from income taxes.

“We were pleased with our results this quarter,” said Art Coviello, president and chief executive officer of RSA Security. “Building backlog provided a consistent flow of revenue for the quarter and enabled more predictable management of our business. Now our attention turns to re-igniting long-term, sustainable growth for the Company.”

Second Quarter Highlights:

•	Strong Financial Results: RSA Security’s gross margin increased to 79.5% in the second quarter of 2003, up from 76.4% in the comparable period of 2002. The Company also continued to generate cash during the second quarter of 2003. At June 30, 2003, the Company’s cash and cash equivalents had increased by $26.4 million since the beginning of the year to $129.4 million. In addition, RSA Security received an income tax refund of $51.8 million in early July from the recovery of income taxes paid in prior years.

•	Bookings and Backlog: Bookings increased 9% sequentially, resulting in an increase in backlog of products and services by $2 million to approximately $10 million at the end of the second quarter. In addition, deferred revenue increased sequentially by $1.4 million to $32.5 million due to strong maintenance billings during the quarter.

•	Broadening Customer Base: RSA Security shipped product to more than 4,400 customers in the second quarter of 2003. Of this total, approximately 800 were new customers, primarily in the manufacturing, healthcare and financial services vertical markets.

•	Product Recognition: The Company earned 2003 SC Magazine Awards for Best Security Hardware product and Best Access Control product. RSA Security also announced that its RSA ClearTrust® solution significantly outperformed competitive web access management products from companies such as Netegrity and Oblix in an independent benchmarking study by Mindcraft®.

•	New Partnerships: RSA Security signed strategic partnerships with Thor Technologies and Precise Biometrics in the second quarter. The alliance with Thor, a provider of enterprise provisioning solutions, enables RSA Security to bundle Thor’s provisioning and workflow technology with RSA ClearTrust software, providing customers with a comprehensive identity management solution. The partnership with Precise Biometrics, developer and provider of a biometric security solution based on fingerprints, enables RSA Security to integrate fingerprint authentication technology with RSA SecurID® Passage smart card software and the RSA SecurID USB Token.

•	Technology Advances: In April, RSA Security launched its Nightingale™ technology, a new solution employing an innovative form of “secret splitting” that is designed to protect all types of sensitive data against both internal and external threats, such as identity theft. The Company also announced the availability of RSA BSAFE® Secure-WS software, one of the first commercially available solutions to implement web services security standards.

•	RSA® Conference: The April RSA Conference in San Francisco provided security practitioners, business professionals and policy makers with a forum for exchanging ideas and learning about the latest technology developments and remains the preeminent security conference in North America. The Company’s second annual RSA Conference in Japan this June attracted thousands of professionals and offered in-depth content on wireless technologies and broadband solutions. The final RSA Conference of 2003 is slated for November 3-5 in Amsterdam.

Business Outlook

RSA Security’s financial guidance for the third quarter of 2003 assumes that there will be no material change in the global IT spending environment. This guidance is current as of today only and is based upon the Company’s expectation of an effective tax rate of approximately 22.5% for 2003. RSA Security undertakes no obligation to update its estimates:

•	Total revenue in the range of $60 million to $64 million.

•	Earnings in the range of $0.02 to $0.05 per diluted share.

Financial Reporting & Supplemental Data

Over the past year RSA Security has increased its focus on core operations. In connection with this effort, the Company has divested substantially all of its investments held by its venture capital firm, RSA Ventures. The Company’s financial results from core operations are now fully aligned with its GAAP financial reporting. In addition to the GAAP financial statements attached in this news release, the Company has also included supplemental financial data that provides revenue and operating information for the second quarter of 2003, as well as the four trailing quarters. The Company has provided a reconciliation between its current GAAP financial reporting and the historical (Non-GAAP) results from core operations for comparison purposes with 2002.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 4:30 p.m. (EDT) to discuss the Company’s financial results and provide a business update. To access this call, dial (800) 289-0485 or (913) 981-5518. A replay of this conference call will be available for seven days at (888) 203-1112 or (719) 457-0820. Both live and replay numbers have a passcode of 234000.

In addition, a live webcast of this conference call will be available on the “Investor” page of the Company’s web site. Webcast participants should register approximately 15 minutes before the event to download and install any necessary software. A replay of this webcast will be available for approximately three months.

About RSA Security Inc.

With more than 12,000 customers around the globe, RSA Security provides interoperable solutions for establishing online identities, access rights and privileges for people, applications and devices. Built to work seamlessly and transparently in complex environments, the company’s comprehensive portfolio of identity and access management solutions — including authentication, Web access management and developer solutions - is designed to allow customers to confidently exploit new technologies for competitive advantage. RSA Security’s strong reputation is built on its history of ingenuity and leadership, proven technologies and long-standing relationships with more than 1,000 technology partners. For more information, please visit www.rsasecurity.com.

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RSA, BSAFE, ClearTrust, SecurID, Nightingale and The Most Trusted Name in e-Security are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security’s growth strategy and its financial guidance for the third quarter of 2003. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the current weakness in the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry and the risk factors detailed from time to rime in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 26, 2003 and Quarterly Report on Form 10-Q filed on May 12, 2003.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Revenue
Products	$47,063	$41,647	$92,576	$80,914
Maintenance and professional services	16,339	14,883	32,091	31,121

Total revenue	63,402	56,530	124,667	112,035

Cost of revenue
Products	7,636	7,990	15,687	15,575
Maintenance and professional services	5,386	5,349	10,517	11,217

Total cost of revenue	13,022	13,339	26,204	26,792

Gross profit	50,380	43,191	98,463	85,243

Costs and expenses
Research and development	13,242	13,947	25,916	29,255
Marketing and selling	23,158	25,799	46,044	53,549
General and administrative	8,408	7,975	17,925	14,809
Restructurings	—	22,698	—	27,081
Amortization of intangible assets	—	2,537	—	4,849

Total	44,808	72,956	89,885	129,543

Income (loss) from operations	5,572	(29,765)	8,578	(44,300)
Interest expense and other	(1,869)	(2,226)	(3,720)	(4,280)
Income (loss) from investing activities	47	(10,966)	1,562	(13,434)

Income (loss) before provision (benefit) for income taxes	3,750	(42,957)	6,420	(62,014)
Provision (benefit) for income taxes	520	(17.916)	1,447	(23,252)

Net income (loss)	$3,230	$(25,041)	$4,973	$(38,762)

Basic earnings (loss) per share
Per share amount	$0.06	$(0.44)	$0.09	$(0.69)

Weighted average shares	58,107	56,518	57,687	56,480

Diluted earnings (loss) per share
Per share amount	$0.05	$(0.44)	$0.08	$(0.69)

Weighted average shares	58,107	56,518	57,687	56,480
Effect of dilutive equity instruments	3,253	—	2,583	—

Adjusted weighted average shares	61,360	56,518	60,270	56,480

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2003	2002

ASSETS
Current assets
Cash and cash equivalents	$129,432	$103,030
Accounts receivable (less allowance for doubtful accounts of $2,029 in 2003 and $2,494 in 2002)	26,735	35,666
Inventory	2,563	2,334
Prepaid expenses and other assets	7,408	7,974
Refundable income taxes	57,621	57,643
Deferred taxes	3,829	3,829

Total current assets	227,588	210,476

Property and equipment, net	70,785	74,928
Other assets
Goodwill, net	188,372	191,742
Investments	—	1,400
Other	4,556	5,854

Total other assets	192,928	198,996

Total assets	$491,301	$484,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,142	$6,966
Accrued payroll and related benefits	11,103	11,256
Accrued expenses and other liabilities	16,845	17,543
Current portion of accrued restructurings	11,147	12,163
Income taxes accrued and payable	34,521	33,484
Deferred revenue	32,514	33,170

Total current liabilities	112,272	114,582

Deferred taxes, long-term	1,592	1,592
Accrued restructurings, long-term	22,624	27,315
Convertible debentures	78,174	77,477

Total liabilities	214,662	220,966

Stockholders’ equity	276,639	263,434

Total liabilities and shareholders’ equity	$491,301	$484,400

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2003	2002

Cash flows from operating activities
Net income (loss)	$4,973	$(38,762)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,564	8,651
Amortization of intangible assets	—	4,849
Non cash restructuring	—	6,065
Amortization of convertible debentures deferred financing costs	802	804
Non cash warrant accretion	697	685
(Income) loss from investing activities	(1,508)	1,766
Investment valuation	—	4,900
(Increase) decrease in Crosby Finance, LLC fair value	(54)	6,768
Deferred taxes	—	(1,895)
Increase (decrease) in cash from changes in:
Accounts receivable	10,042	23,298
Inventory	(83)	2,453
Prepaid expenses and other assets	723	2,659
Accounts payable	(969)	293
Accrued payroll and related benefits	(456)	(3,128)
Accrued expenses and other liabilities	(778)	(1,803)
Accrued restructurings	(5,442)	13,653
Refundable income taxes and income taxes accrued and payable	1,029	(17,683)
Deferred revenue	(1,622)	474

Net cash provided by operating activities	13,918	14,047

Cash flows from investing activities
Proceeds from sale of marketable securities	—	1,150
Purchases of property and equipment	(1,607)	(3,995)
Sales of investments	3,009	409
Acquisitions and related proceeds (costs)	3,370	(3,148)
Other	616	89

Net cash provided by (used for) investing activities	5,388	(5,495)

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	7,615	2,725
Other	—	(17)

Net cash provided by financing activities	7,615	2,708

Effect of exchange rate changes on cash and cash equivalents	(519)	(1,841)

Net increase in cash and cash equivalents	26,402	9,419
Cash and cash equivalents, beginning of period	103,030	61,946

Cash and cash equivalents, end of period	$129,432	$71,365

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,	Sept 30,	Dec 31,	March 31,	June 30,
	2002	2002	2002	2003	2003

Revenue
Enterprise solutions	$49,452	$53,444	$52,941	$55,412	$58,335
Developer solutions	7,078	5,584	8,080	5,852	5,067

Total	$56,530	$59,028	$61,021	$61,264	$63,402

Enterprise solutions	87%	91%	87%	90%	92%
Developer solutions	13%	9%	13%	10%	8%

Total	100%	100%	100%	100%	100%

Products	$41,647	$43,322	$44,716	$45,512	$47,063
Maintenance and professional services	14,883	15,706	16,305	15,752	16,339

Total	$56,530	$59,028	$61,021	$61,264	$63,402

Products	74%	73%	73%	74%	74%
Maintenance and professional services	26%	27%	27%	26%	26%

Total	100%	100%	100%	100%	100%

Domestic	$31,938	$36,991	$35,796	$37,927	$37,445
International	24,592	22,037	25,225	23,337	25,957

Total	$56,530	$59,028	$61,021	$61,264	$63,402

Domestic	56%	63%	59%	62%	59%
International	44%	37%	41%	38%	41%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit	$43,191	$44,596	$44,266	$48,082	$50,380
Gross margin	76.4%	75.6%	72.5%	78.5%	79.5%
Total operating expenses	$72,956	$49,777	$91,770	$45,076	$44,808
(Loss) income from operations	$(29,765)	$(5,181)	$(47,504)	$3,006	$5,572
Operating margin	(52.7)%	(8.8)%	(77.8)%	4.9%	8.8%
Interest expense and other	$(2,226)	$(1,951)	$(2,547)	$(1,850)	$(1,869)
(Loss) income from investing activities	$(10,966)	$(5,115)	$(12,389)	$1,515	$47
(Benefit) provision for income taxes	$(17,916)	$(4,027)	$(12,597)	$927	$520
Net (loss) income	$(25,041)	$(8,220)	$(49,843)	$1,744	$3,230
Diluted (loss) earnings per share	$(0.44)	$(0.14)	$(0.88)	$0.03	$0.05
Other Financial Data
Gross margin – products	80.8%	79.2%	75.0%	82.3%	83.8%
Gross margin – maintenance and professional services	64.1%	65.4%	65.9%	67.4%	67.0%
Authenticators shipped	645,000	658,000	631,000	699,000 **	744,000
Average selling price per authenticator	$41	$42	$43	$42	$42
Cash and cash equivalents	$71,365	$92,207	$103,030	$115,416	$129,432
Deferred revenue balance	$31,478	$32,435	$33,170	$31,129	$32,514
Book to bill ratio	1.1	1.0	1.1	1.0	1.1
Day sales outstanding (DSO)	55	54	54	42	38
Current ratio	1.9	1.9	1.8	1.9	2.0
Debt to equity ratio	0.2	0.3	0.3	0.3	0.3

**     In the first quarter of 2003, approximately 48,000 partial units were previously included in the total number of authenticators shipped. The Company has updated the reported QI 2003 authenticator shipments in order to conform with prior and current periods.

Supplemental Financial Data (continued)
(Unaudited)
(In thousands, except per share data)

Over the past year, RSA Security has increased its focus on core operations and divested itself of substantially all of its investments held in RSA Capital. As a result, the Company will no longer be reporting non-GAAP results. However, the Company has provided the following historical data in order to reconcile its current GAAP financial reporting with historical (non-GAAP) results from core operations in 2002; management believes that providing this data will enable investors and analysts to compare the Company’s current GAAP results with non-GAAP reporting from prior periods.

	Three Months Ended
	June 30,	Sept 30,	Dec 31,
	2002	2002	2002

Revenue	$56,530	$59,028	$61,021

The following reconciles gross profit to historical proforma gross profit from core operations:
Gross profit	$43,191	$44,596	$44,266
Add:
Inventory write down and warranty expense	—	—	2,893

Proforma gross profit from core operations	$43,191	$44,596	$47,159

Gross Margin	76.4%	75.6%	72.5%
Proforma gross margin	76.4%	75.6%	77.3%
The following reconciles loss from operations to historical proforma operating (loss) profit from core operations:
Loss from operations	$(29,765)	$(5,181)	$(47,504)
Add:
Inventory write down and warranty expense	—	—	2,893
Research and development	1,145	—	—
Restructurings	22,698	2,722	26,233
Amortization of intangible assets	2,537	2,537	2,537
Impairment of intangible assets	—	—	19,140

Proforma operating (loss) profit from core operations	$(3,385)	$78	$3,299

Operating Margin	(52.7)%	(8.8)%	(77.8)%
Proforma operating margin	(6.0)%	0.1%	5.4%
The following reconciles net loss to historical proforma net (loss) income from core operations:
Net loss	$(25,041)	$(8,220)	$(49,843)
Add:
Inventory write down and warranty expense	—	—	2,893
Research and development	1,145	—	—
Restructurings	22,698	2,722	26,233
Amortization of intangible assets	2,537	2,537	2,537
Impairment of intangible assets	—	—	19,140
Amortization of convertible debentures deferred financing costs and warrant accretion	742	744	754
Loss from investing activities	10,966	5,115	12,389
Less:
Income tax benefit on reconciling items	15,193	3,403	12,831

Proforma net (loss) income from core operations	$(2,146)	$(505)	$1,272

Diluted weighted average number of common shares	56,518	56,696	56,823

Diluted loss per share	$(0.44)	$(0.14)	$(0.88)

Proforma diluted (loss) earnings per share	$(0.04)	$(0.01)	$0.02